As filed with the Securities and Exchange Commission on July 24, 2006

Registration No. 333-135556

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WACCAMAW BANKSHARES, INC.

(Exact name of registrant as specified in charter)

North Carolina	6022	52-2329563
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

110 North J.K. Powell Boulevard

Whiteville, North Carolina 28472

(910) 641-0044

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James G. Graham

President and Chief Executive Officer

Waccamaw Bankshares, Inc.

110 North J.K. Powell Boulevard

Whiteville, North Carolina 28472

(910) 641-0044

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:

Anthony Gaeta, Jr., Esq.

Phillip B. Kennedy, Esq.

Gaeta & Eveson, P.A.

8305 Falls of Neuse Road, Suite 203

Raleigh, North Carolina 27615

(919) 845-2558

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Amendment No. 2 to the Registration Statement relating to the public offering by the Registrant contemplated by the Registration Statement on Form S-1, Registration No. 333-135556, originally filed with the Securities and Exchange Commission on June 30, 2006 (including exhibits thereto), as amended by Amendment No. 1, filed July 21, 2006 (including exhibits thereto), is being filed for the sole purpose of amending the Exhibit Index to include Exhibit No. 99.1 filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	EXHIBITS.

The following exhibits are filed with this Registration Statement:

Exhibit Number	Description

99.1	Subscription Offer Form

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whiteville, State of North Carolina, on July 24, 2006.

WACCAMAW BANKSHARES, INC.

By:	/s/ JAMES G. GRAHAM
James G. Graham
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

/s/ JAMES G. GRAHAM
James G. Graham Director, President and Chief Executive Officer

/s/ DAVID A. GODWIN
David A. Godwin Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

M.B. “Bo” Biggs Director

Dr. Maudie M. Davis Director

/s/ E. AUTRY DAWSY, SR.*
E. Autry Dawsy, Sr. Director

C. Monroe Enzor, III Director

/s/ JAMES E. HILL, JR.*
James E. Hill, Jr. Director

/s/ ALAN W. THOMPSON*
Alan W. Thompson Director

/s/ R. DALE WARD*
R. Dale Ward Director

J. Densil Worthington Director

*	/s/ JAMES G. GRAHAM
By James G. Graham Attorney-in-Fact

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